Exhibit 99.1

FOR IMMEDIATE RELEASE:	11000 BROKEN LAND PARKWAY, SUITE 600
CONTACT:	COLUMBIA, MARYLAND 21044
Investor Relations	WWW.FIELDSTONEINVESTMENT.COM
Tel: 410-772-5160
Toll-free: 866-438-1088
investors@FieldstoneInvestment.com

Fieldstone Announces Appointment of

Chief Financial Officer

COLUMBIA, MARYLAND, February 16, 2006 – Fieldstone Investment Corporation (Nasdaq: FICC) announced today the appointment of Nayan V. Kisnadwala as Executive Vice President – Chief Financial Officer.

Before joining Fieldstone, Mr. Kisnadwala, age 45, was the Senior Executive Vice President and Chief Financial Officer of the Consumer Finance and Business Lending Division, which included the mortgage business, of MBNA from July 2004 until January 2006. Prior to his tenure at MBNA, Mr. Kisnadwala held the position of Chief Financial Officer at American Express (i) in its Global Operations from February 2004 until June 2004, (ii) in its Japan/Asia Pacific/Australia region and then its Europe region for the Consumer Card and Financial Services Business from December 1999 until January 2004 and (iii) in its International Establishment Services Group from June 1998 until November 1999. Prior to these positions, he held positions in Risk Management and Finance at Citicorp, Card Establishment Services and First Data from 1986 to 1998. Mr. Kisnadwala received a B. Com. in Accounting from Bombay University and an MBA in Finance from New York University. He has also earned the professional designations of Chartered Accountant and CFA.

Mr. Michael J. Sonnenfeld, President and Chief Executive Officer of Fieldstone, stated “Mr. Kisnadwala brings to Fieldstone broad experience in the global financial services industry and is a key addition to our senior management team. Fieldstone intends to continue to build its portfolio management and residential mortgage business, and we believe that Mr. Kisnadwala’s experience and ability will improve and accelerate our growth. “

About Fieldstone Investment Corporation

Fieldstone Investment Corporation, a real estate investment trust for federal income tax purposes, owns and manages a portfolio of non-conforming mortgage loans originated primarily by its mortgage origination subsidiary, Fieldstone Mortgage Company. Founded in 1995, Fieldstone Mortgage Company is a nationwide residential mortgage banking company that originates non-conforming and conforming residential mortgage loans through over 4,700 independent mortgage brokers serviced by regional wholesale operations centers and a network of retail branch offices located throughout the country. Fieldstone is headquartered in Columbia, Maryland.

Information Regarding Forward-Looking Statements

Certain matters discussed in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws and, if so, are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Fieldstone’s ability to control or predict, including but not limited to (i) Fieldstone’s ability to successfully implement or change aspects of its portfolio strategy; (ii) interest rate volatility and the level of interest rates generally; (iii) the sustainability of loan origination volumes and current levels of origination costs; (iv) continued availability of credit facilities for the origination of mortgage loans; (v) the ability to sell or securitize mortgage loans; (vi) deterioration in the credit quality of Fieldstone’s loan portfolio; (vii) the nature and amount of competition; (viii) the impact of changes to the fair value of our interest rate swaps on our net income, which will vary based upon changes in interest rates and could cause net income to vary significantly from quarter to quarter; and (ix) other risks and uncertainties outlined in Fieldstone Investment Corporation’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 25, 2005, and other filings with the SEC. These statements are made as of the date of this press release, and Fieldstone undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.